Exhibit 99.1

Metromile to Participate at the ICR Conference 2021

SAN FRANCISCO – January 7, 2021 – Metromile, Inc. (“Metromile”), a leading digital insurance platform and pay-per-mile auto insurer, today announced that Chief Executive Officer Dan Preston will participate in a virtual fireside chat at the ICR Conference on Tuesday, January 12, 2021, at 9:30 am Eastern Time.

A live webcast of the fireside chat will be accessible on Metromile’s website at www.metromile.com/investor-relations. A replay of the fireside chat will also be accessible on the website following the conference.

On November 24, 2020, Metromile entered into a business combination agreement with INSU Acquisition Corp. II (“INSU II”) (NASDAQ: INAQ). The business combination is expected to close during the first quarter of 2021. Upon closing the transaction, Metromile will become a wholly owned subsidiary of INSU II, renamed as Metromile Operating Company. The combined publicly traded company will be renamed Metromile, Inc. and is expected to remain listed on NASDAQ under the new ticker symbol “MILE.”

About Metromile

Metromile is a leading digital insurance platform in the United States. With data science as its foundation, Metromile offers real-time, personalized auto insurance policies by the mile, instead of the industry standard approximations and estimates that have historically made prices unfair. Metromile’s digitally native offering is built around the modern driver’s needs, featuring automated claims, complimentary smart driving features and annual average savings of 47% over what they were paying their previous auto insurer.

In addition, through Metromile Enterprise, it licenses its technology platform to insurance companies around the world. This cloud-based software as a service enables carriers to operate with greater efficiency, automate claims to expedite resolution, reduce losses associated with fraud, and unlock the productivity of employees.

For more information about Metromile, visit www.metromile.com and enterprise.metromile.com.

Important Information for Investors and Stockholders

In connection with the proposed business combination between Metromile and INSU II, INSU II has filed with the SEC a preliminary proxy statement / prospectus and will mail a definitive proxy statement / prospectus and other relevant documentation to INSU II stockholders. This document does not contain all the information that should be considered concerning the proposed business combination. It is not intended to form the basis of any investment decision or any other decision in respect to the proposed business combination. INSU II stockholders and other interested persons are advised to read, when available, the preliminary proxy statement / prospectus and any amendments thereto, and the definitive proxy statement / prospectus in connection with INSU II’s solicitation of proxies for the special meeting to be held to approve the transactions contemplated by the proposed business combination because these materials will contain important information about Metromile, INSU II and the proposed transactions. The definitive proxy statement / prospectus will be mailed to INSU II stockholders as of a record date to be established for voting on the proposed business combination when it becomes available. Stockholders will also be able to obtain a copy of the preliminary proxy statement / prospectus and the definitive proxy statement / prospectus once they are available, without charge, at the SEC’s website at http://sec.gov or by directing a request to: Joe Pooler, Chief Financial Officer and Treasurer, INSU Acquisition Corp. II, 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104.

This document shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination.

Participants in the Solicitation

INSU II, Metromile, and their respective directors and officers may be deemed participants in the solicitation of proxies of INSU II stockholders in connection with the proposed business combination. INSU II stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of INSU II and of Metromile in INSU II’s registration statement on Form S-4 filed with the SEC on November 27, 2020.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to INSU II stockholders in connection with the proposed business combination is set forth in the proxy statement / prospectus for the transaction. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the proxy statement / prospectus included in the registration statement on Form S-4 that INSU II filed with the SEC on November 27, 2020.

Contacts

Investor Relations

Garrett Edson, ICR

ir@metromile.com

646-677-1889

Public Relations

Rick Chen, Metromile

Doug Donsky, ICR

press@metromile.com

415-676-7744

INSU II and Cohen & Company

Amanda Abrams

aabrams@cohenandcompany.com

215-701-9693